UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2023

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Background

As previously reported in the Current Report on Form 8-K filed by iMedia Brands, Inc. (the “Company”) on April 12, 2023, the Company entered into a Forbearance Agreement, Tenth Amendment to Loan and Security Agreement and Amendment to Fee Letter (the “Amendment”) on April 10, 2023, which amended the Loan and Security Agreement dated July 30, 2021 (as amended, the “Loan and Security Agreement”), by and among the Company, as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC (“Siena”) and the other financial institutions party thereto from time to time as lenders, Siena, as agent, and certain additional subsidiaries of the Company, as guarantors thereunder, and provided that the lenders agreed to forbear from exercising rights and remedies available as a result of certain existing events of default under the Loan and Security Agreement for a specified period of time. As previously reported in the Company’s Current Report on Form 8-K filed on May 10, 2023, the forbearance period established by the Amendment was terminated.

Termination Notice

On June 25, 2023, the Company received a Notice of Revolving Loan Commitment Termination (the “Termination Notice”) from Siena with respect to the Loan and Security Agreement. The Termination Notice informed the Company that Siena and the other financial institutions party to the Loan and Security Agreement have terminated all revolving loan commitments under the Loan and Security Agreement as a result of certain existing events of default and the termination of the forbearance period under the Amendment. Siena further informed the Company, among other things, that it had determined that an Early Payment/Termination Premium (as defined in the Loan and Security Agreement) of approximately $1.6 million became payable by the Company pursuant to the terms of the Loan and Security Agreement as a result of the termination.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On June 28, 2023 (the “Petition Date”), the Company and its U.S. subsidiaries filed a voluntary petition (Case No. 23-10852) (the “Chapter 11 Cases”) for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Company continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company has sought approval of a variety of “first day” motions containing customary relief intended to enable the Company to continue ordinary course operations during the Chapter 11 Cases.

The Company cannot give any assurance that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Cases.

Additional information on the Chapter 11 Cases (including copies of all documents filed in the Chapter 11 Cases) can be found at: https://cases.stretto.com/iMediaBrands

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Existing Credit Agreement Events of Default

The filing of the Chapter 11 Cases constitutes an event of default, and resulted in an immediate acceleration of the obligations arising therefrom, under the Loan and Security Agreement, dated as of July 30, 2021 by and among the Company, as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time as lenders, Siena Lending Group LLC, as agent, and certain additional subsidiaries of the Company, as guarantors thereunder (as amended, the “Existing Credit Agreement”). As of the Petition Date, the Company had an aggregate of approximately $19.4 million in outstanding principal and accrued interest under the Existing Credit Agreement.

8.50% Senior Notes due 2026 Event of Default

The filing of the Chapter 11 Cases constitutes an event of default, and resulted in an immediate acceleration of the obligations arising therefrom, under the indenture governing the Company’s 8.50% Senior Notes due 2026, dated September 28, 2021, by and between the Company and U.S. Bank National Association (the “Senior Notes”). As of the Petition Date, the Company had an aggregate of approximately $81.7 million in outstanding principal and accrued interest under the Senior Notes.

Loan Agreement and Promissory Note Event of Default

The filing of the Chapter 11 Cases constitutes an event of default, and resulted in an immediate acceleration of the obligations arising therefrom, under each of the Company’s promissory notes, each dated April 10, 2023, by and between the Company and the purchaser party thereto (the “Promissory Notes”). As of the Petition Date, the Company had an aggregate of approximately $3.5 million in outstanding principal under the Promissory Notes.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Cases automatically stayed most actions against the Company, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Company’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Company or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Company’s bankruptcy estate, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2023, the Company received written notice (the “Delisting Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company's common stock and Senior Notes will be delisted from Nasdaq. The Company does not intend to appeal this determination.

Trading of the Company’s common stock and Senior Notes will be suspended at the opening of business on July 10, 2023, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s common stock and Senior Notes from listing and registration on Nasdaq.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Forward-Looking Statements

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding anticipated timing of filings with the Securities and Exchange Commission are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to), the Company’s ability to resolve the foregoing matters involving its liquidity and indebtedness. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2023	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer & Interim Chief Financial Officer